                               PURCHASE AGREEMENT
                                ALTIUM TECHNOLOGY

The following exhibit, which was previously filed as Exhibit 10.24 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, represents an amended request for confidential treatment.

                                  PURCHASE AGREEMENT
                                  ALTIUM TECHNOLOGY


JANUARY 15, 1998



REMEC INC.
9404 CHESAPEAKE DRIVE
San Diego, CA. 92123

Attn.:  Mr. Errol Ekaireb
        President and Chief Operating Officer

        Mr. Jon Opalski
        Vice President and General Manager

Gentlemen:

This memo serves to document the requirements and agreements between Digital Microwave Corporation (DMC) and REMEC Inc. (REMEC).

1. Upon REMEC's acceptance of this letter by signing, and returning one copy to DMC, REMEC is directed to proceed at once to commence activities per the Statement of Work described in EXHIBIT A. DMC is requesting REMEC to support the Alpha phase of product engineering, assemble [*] ([*]) PROTECTED Beta units and manufacture [*] ([*]) full production 7/8 GHz Out-Door Units per technical documentation provided by DMC. The product split is expected to be 80% protected units and 20% unprotected. In addition to the work related to the 7/8 GHz ODU assembly and associated sub-assemblies, this agreement also serves to cover design, development and production of other frequency bands defined in EXHIBIT C. DMC recognizes that this effort will require NRE (non-recurring engineering) and STE (special test equipment) cost, as detailed in EXHIBIT A. STE is defined as application specific interface fixtures and software. The costs detailed in EXHIBIT A is for each frequency band and each module except where a module is a common subassembly for all bands. The 7/8 GHz NRE and STE costs will be amortized over the initial [*] units during the first year. DMC will retain title of all STE listed in EXHIBIT A. If additional STE is required for growth in volume Remec will make the appropriate investment. DMC holds the right to purchase the additional STE. Additional bands will be funded by DMC per an agreed schedule for each band as outlined in EXHIBIT C.

2. Beta unit delivery is critical to the overall Altium program. Material procurement for the beta phase has already started at DMC to insure that beta schedules are maintained. All material for the beta phase will be procured by DMC and provided to Remec to build the [*] beta units. Remec will assemble the beta units using the supplied material at a cost of $[*] each.

--------------------
[*] OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3. Notwithstanding any provision herein to the contrary, REMEC may not expend or commit in the aggregate a sum exceeding $[*] and DMC shall not in any event be obligated to reimburse REMEC for Work performed hereunder for any amount in excess of said sum unless further authorization is granted by DMC in writing.

4. REMEC shall be paid for performance of the work hereunder upon delivery of product as set forth in EXHIBIT A, attached hereto, DMC may terminate the Work for just cause on a ([*]) day written notice and REMEC shall immediately stop performance of the Work and not incur further charges. DMC shall make any payment due to REMEC for Work performed and material expenses REMEC incurred or committed to its vendors for completion of the Altium program up until the time of termination in an amount commensurate with the actual Work performed for a particular milestone.

5. Digital Microwave Corporation will issue a fixed price purchase order in the estimated amount of $[*] for [*] 7/8 Ghz Out Door Units before [*]. Price per unit is given in EXHIBIT D. Product will be delivered over a [*] period. A purchase order for the estimated amount of $[*] for the assembly
     of the [*] beta units will be issued on our before [*].   The balance of
     frequency bands to be negotiated no later than [*]. The price of the additional bands will be negotiated by reviewing the forecasted Vs actual cost performance of the 7/8 GHz product and negotiating the difference followed by a [*]% learning curve and a [*]% reduction in the price for the next years production. Both parties acknowledge that such contract must be accepted by both DMC and REMEC. No such acceptance is implied by this letter of agreement. All sales are subject to the DMC terms and conditions as noted in EXHIBIT B. Any further changes by DMC to the design, specification, or test requirements which impact material cost or labor time standards shall initiate discussion to re-negotiate the unit price.

6. Standard Terms and Conditions of Purchase set forth is [*], any reference in said terms and Conditions of Purchase to adjustment in prices or delivery schedule shall be inapplicable and no changes to this letter shall be deemed to increase REMEC's authorization to expend funds and to make commitments hereunder unless expressly so stated in any such change.

7. The purchase order shall include the Terms and Conditions of Purchase set forth in EXHIBIT B, and the delivery schedule, prices and any additional provisions that the parties agree upon.

8. It is understood that fabrication of Beta assemblies and modules is to commence prior to completion of the Alpha phase. DMC shall pay for any excess material in the event of design changes implemented after the start of fabrication or assembly, which render the assembly scrap including effected production material.


--------------------
[*] OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9. In the event of termination of this agreement, per paragraph 4 above, DMC shall pay REMEC for all Work performed up to the date of notice of such termination on a time and material basis (including overhead and G&A at a reasonable and customary rate), REMEC shall submit all financial data required for DMC to verify charges. REMEC acknowledges that in no event shall DMC be responsible to REMEC for any payments in excess of the not-to-exceed amount set forth in Paragraph 3. Upon such payment, REMEC shall turn over to DMC all Work performed by REMEC up to the date of termination. All Work prepared under this agreement shall be deemed a "work made for hire" under the United States copyright laws. In the event that, notwithstanding the foregoing, title to and ownership of the Work initially vests in REMEC, REMEC agrees to execute, at DMC's request, all documents that are necessary to transfer and assign all such title and ownership of the Work to DMC, except work that is not unique to Altium. REMEC ownership includes, but is not limited to: filters, modules and circuits REMEC developed either for Altium application or other applications, and associated process drawings which are not specified in DMC's PSD. REMEC is entitled to own all rights and such designs.

10. Both parties warrant that Work to be performed under this agreement letter shall be performed in a professional manner by qualified personnel. DMC and REMEC agree that the full cooperation of both companies is necessary to enable the Work to meet its scheduled timetable.


Please signify your concurrence with this agreement by signing in the space provided below and returning the signed original to me.

Very truly yours,

DIGITAL MICROWAVE CORPORATION
-----------------------------

/s/ Tony Alva                   1-15-98
---------------------------------------

By:     Tony Alva

Title:  Director of Technology Transfer


Accepted this 15th  day of January 1998
              -------------------------

REMEC INC.

/s/ Errol Ekaireb               1-15-98
---------------------------------------

By:     Errol Ekaireb
        -------------------------------
Printed Name

Title:  President and Chief Operating Officer

                                      EXHIBIT A:
                                  STATEMENT OF WORK


DMC and REMEC shall participate in a joint effort to design and develop the Altium ODU assembly for various frequency bands with the intention of REMEC being an ODU manufacturer. The top level ODU design, as well as several key modules ([*] and [*]) will be designed by DMC with REMEC's participation to ensure manufacturability to REMEC design/manufacturing standards. Other modules will be specified by DMC and wholly designed and developed by REMEC ([*] and [*]). After development of the 7/8 GHz product, REMEC will assume full responsibility for design and development of all applicable modules.


DESIGN PHASE

The following key tasks and responsibilities are defined and shall be covered by the NRE costs detailed below:

     [*]


ALPHA PHASE

DMC and REMEC shall participate in a joint effort to develop the design into prototype modules and ODU assemblies for various frequency bands. The following tasks and responsibilities are defined and shall be covered by the NRE costs detailed below:

     [*]

ALPHA PHASE DELIVERABLES

Alpha phase module deliverables shall be individually priced and separately procured as individual specifications and drawings are released by DMC to REMEC.







--------------------
[*] OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ALPHA PHASE DELIVERABLES  cont'd


Fab parts and assemblies:

  QTY   Part Number      Description         Supplies       Services       Price


[*]         [*]             [*]                [*]            [*]          $[*]
[*]         [*]             [*]                [*]            [*]          $[*]
[*]         [*]             [*]                [*]            [*]          $[*]
[*]         [*]             [*]                [*]            [*]          $[*]
[*]         [*]             [*]                [*]            [*]          $[*]

Modules:
     [*]
     [*]
     [*]
     [*]

Long Lead funding is detailed in Exhibit E

BETA PHASE

DMC and REMEC shall participate in a joint effort to develop the prototype design into pre-production ODU assemblies for various frequency bands. The following tasks and responsibilities are defined and shall be covered by the NRE costs detailed below:

     [*]

BETA PHASE DELIVERABLES

     [*] [*] 7 GHz ODU, Protected, built and tested per DMC provided documentation.

Pricing is as defined in EXHIBIT D.   Additional bands will be priced as
specifications and drawings are released by DMC.

-----------------
[*] OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PRODUCTION DELIVERABLES


[*] complete and tested 7/8 GHz Out Door Units per DMC documentation. NRE and STE charges will be amortized over the initial quantity of [*] units as noted in EXHIBIT D.

NRE AND STE COSTS

The anticipated Total NRE & STE cost


 NRE                        Band/Division                                Total
                            7/8 GHz                                       $[*]
                          10/11 GHz                                       $[*]
                             15 GHz                                       $[*]
                                                                Total     $[*]
 STE                        Band/Division
                            7/8 GHz                                       $[*]
                          10/11 GHz                                       $[*]
                             15 GHz                                       $[*]

                                            STE + NRE                     $[*]

---------------
[*] OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                      EXHIBIT B:
                           TERMS AND CONDITIONS OF PURCHASE


Alpha, payment will be [*] per set price.

Beta, payment will be [*] per set price.

Production, payment will be [*] per set price.

1. INVOICES. Payment of invoices shall not constitute acceptance of the product and shall be subject to adjustment for errors, shortages, defects in the product or other failure of Seller to meet the requirements of the order. Buyer may at any time set off any amount owed by Buyer to Seller against any amount owed by Seller.

2. TAXES. Unless otherwise specified, the prices set forth in this order include all applicable federal, state, and local taxes. All such taxes shall be stated separately on Seller's invoice.

3. OVERSHIPMENTS. Buyer will pay only for maximum quantities ordered. Overshipments will be held at Seller's risk and expense for a reasonable time awaiting shipping instructions. Return shipping charges for excess quantities will be at Seller's expense.

4. PACKING AND SHIPPING. Unless otherwise specified, all products shall be packed, packaged, marked and otherwise prepared for shipment in a manner which is: (i) in accordance with good commercial practice, (ii) acceptable to common carriers for shipment at the lowest rate for the particular product and in accordance with all governmental regulations and (iii) adequate to insure safe arrival of the product at the named destination and for storage and protection against weather. An itemized packing sheet must accompany each shipment unless otherwise specified.

5. F.O.B. POINT. Unless otherwise specifically provided on the face of the purchase order, the product called for hereunder shall be delivered on Ex Works (Incoterms 1990) Sellers facility freight collect.

6. RESPONSIBILITY FOR SUPPLIES. Title passes to Buyer and Buyer assumes risk of loss upon delivery to the carrier at the Sellers facility.

7. WARRANTY. Seller warrants that all supplies delivered hereunder shall be free from defects in workmanship, material other than material furnished by Buyer, and manufacture; shall comply with the requirements of this contract, including any drawings or specifications incorporated herein or samples furnished by Seller; and, where design is Seller's responsibility, be free from defects in design. The foregoing warranties shall constitute conditions and are in lieu of all other warranties, whether expressed or implied, and shall survive delivery, inspection, acceptance and payment. If any products delivered hereunder do not meet the warranties specified herein or otherwise applicable, Buyer may at its election require the Seller to promptly correct, at no cost to Buyer, any defective or nonconforming products by repair or replacement, at Seller's facility for a period of [*] ([*]) months from delivery. The


---------------
[*] OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

foregoing remedies shall be deemed to be exclusive, and in no event shall Seller be liable to Buyer for incidental or consequential damages. The provisions of this clause shall not limit or effect the rights of Buyer under the clause hereof entitled Inspection.

8. INSPECTION. All products purchased hereunder shall be subject to inspection and test by Buyer to the extent practicable at all times and places during and after the period of manufacture and in any event prior to final acceptance. In case any product is defective in material or workmanship, or otherwise not in conformity with the requirements of this order, Buyer shall have the right to reject it, and require its correction or replacement. Any product which has been rejected or required to be corrected shall be replaced or corrected by and at the expense of the Seller promptly after notice. If, after being requested by Buyer, the Seller fails to replace or correct any defective product within a reasonable time of the delivery schedule Buyer may with appropriate notice terminate this order for default in accordance with the clause herein entitled "Termination for Default". Notwithstanding any prior inspection or payment hereunder, all products shall also be subject to final inspection and acceptance at Buyer's plant within a reasonable time after delivery.

9.  CHANGES IN PROCESS OR METHOD OF MANUFACTURING.   Seller will notify buyer of
any significant changes in the process or method of manufacture during the term of this purchase order when such changes are implemented by seller, allowing buyer to evaluate them in a parallel process. Comments to such changes must be returned to seller within [*] working days. If buyer determines within [*] working days the proposed changes may have a significant impact to the performance required by DMC's specifications, Buyer may request for an additional [*] working days for further evaluation. Seller agrees that should the change prove to compromise performance, quality or reliability as defined in the specification, Seller will be financially responsible for product manufactured during this [*] day period.

10. CHANGES. The Buyer may at any time by written order, and without notice to sureties or assignees, suspend performance hereunder, increase or decrease the ordered quantity or make changes in the applicable drawings, designs or specification, the method of shipment or packing, and/or place of delivery. If any such change causes an increase or decrease in the cost of or the time required for performance of this order, an equitable adjustment shall be made in the order price or delivery schedule or both, and the order shall be modified in writing accordingly. However, nothing in this clause shall excuse Seller from proceeding with the order as changed or amended.

11. TERMINATION FOR DEFAULT. It is understood and agreed that time is of the essence under this order or any extension thereof effected by any change order. Buyer may by written notice terminate this order in whole or in part if the Seller fails (i) to make delivery of the product or to perform the service within a reasonable time of the time specified herein, or (ii) to replace or correct defective products in accordance with the provision of those clauses hereof entitled "Warranty" and "Inspection" or, (iii) to perform any of the provisions of this order or to so fail to make progress as to endanger performance in accordance with the terms hereof, including delivery schedules, or (iv) if Seller becomes insolvent, admits in writing its inability to pay its debts as they mature, files a voluntary petition to bankruptcy, makes an assignment for the benefit of creditors or if a petition under bankruptcy is filed against it.

12. PATENT INDEMNITY. Seller represents and warrants that (i) it has the right to disclose or use, without liability to others, all subject matter, including ideas, inventions, creations,

--------------------
[*] OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

works, processes, designs and methods that Seller will disclose or use in its performance of this order; (ii) the products, and Buyer's use thereof, do not and will not infringe any patent, copyright, trade secret, mask work right, or other proprietary right of others; and (iii) in connection with its performance under this order, Seller will not infringe any patent, copyright, trade secret, mask work right, or any other proprietary right of any third party. Seller will indemnify, hold harmless, and at Buyer's request defend Buyer from and against any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) arising out of or resulting from any breach or claimed breach of the above representations and warranties. In the event of any such claim, Buyer agrees (i) to notify Seller of the claim, (ii) if Buyer has not requested that Seller defend the claim, to permit Seller, at Seller's expense, to participate in the defense thereof with counsel of Seller's choosing, subject to Buyer's supervision and control, and (iii) if Buyer has requested that Seller defend the claim, to provide Seller with all needed information, assistance and authority necessary for Seller to do so. If the use by Buyer of any of the products purchased under this Agreement is enjoined, or in Buyer's opinion is likely to be enjoined, at Buyer's request and option, and without prejudice to Buyer's rights and remedies, Seller at its expense will procure from the person or persons claiming or likely to claim infringement, a license for Buyer and its customers to continue to use such products, or modify the allegedly infringing order to avoid the infringement, without materially impairing performance or compliance with Buyer's specifications or this order. Buyer represents and warrants that (i) it has the right to disclose or use, without liability to others, all subject matter, including ideas, inventions, creations, works, processes, designs and methods that Buyer will disclose or use in its performance of this order; (ii) the products, and Seller's use thereof, do not and will not infringe any patent, copyright, trade secret, mask work right, or other proprietary right of others; and (iii) in connection with its performance under this order, Buyer will not infringe any patent, copyright, trade secret, mask work right, or any other proprietary right of any third party. Buyer will indemnify, hold harmless, and at Seller's request defend Seller from and against any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) arising out of or resulting from any breach or claimed breach of the above representations and warranties. In the event of any such claim, Seller agrees (i) to notify buyer of the claim, (ii) if Seller has not requested that Buyer defend the claim, to permit Buyer , at Seller's expense, to participate in the defense thereof with counsel of Buyer's choosing, subject to Seller's supervision and control, and
(iii) if Seller has requested that Buyer defend the claim, to provide Buyer with all needed information, assistance and authority necessary for Seller to do so.

13. COMPLIANCE WITH LAWS. The Seller warrants that no law, rule or ordinance of the United States, a State or any other governmental agency has been violated in the manufacture or sale of the products or in the performance of services covered by this order, and will defend and hold Buyer harmless from loss, cost or damage as a result of any such actual or alleged violation. Upon written request by Buyer, Seller agrees to execute and furnish a certification of compliance, which may be on Buyer's form and which shall certify compliance with any applicable Federal, State and or Local Laws or Regulations, including but not limited to FLSA, EEOC, and OSHA.

14. ASSIGNMENT AND SUBCONTRACTORS. No right or obligation under this purchase order (including the right to receive monies due hereunder) shall be assigned by Seller, and Seller shall not enter into any substantial subcontracts without the prior written consent of Buyer. Any purported assignment without such consent shall be null and void and Buyer shall not be obligated to recognize any claim from Seller resulting from a subcontract, not previously consented to by Buyer.

15. SPECIAL TOOLING. If special tooling used in the performance of this purchase order has been charged to this order, or to this order and other orders placed by the Buyer, title to such special tooling shall vest in the Buyer, at the option of the Buyer. Such tooling is to be used only in the performance of such Purchase Orders unless otherwise approved by Buyer. The Seller agrees that it will follow normal industrial practice in the identification and maintenance of property control records on all such tooling, and will make such records available for inspection by the Buyer at all reasonable times. After the termination or completion of such Order(s) and upon the request of the Buyer, the Seller shall furnish a list of such tooling in the form requested and shall make such tooling available for disposition by the Buyer.

APPLICABLE LAW. This purchase order shall be governed by and enforced in accordance with California law as applied to contracts entered into in California by California residents to be performed entirely within the State of California.

17. EXCUSABLE DELAYS. The Seller shall be liable for default unless nonperformance is caused by an occurrence beyond the reasonable control of the Seller and without its fault or negligence such as, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, unusually severe weather, and delays of common carriers. The Seller shall notify the Buyer in writing as soon as it is reasonably possible after the commencement of any excusable delay, setting forth the full particulars in connection therewith, shall remedy such occurrence with all reasonable dispatch, and shall promptly give written notice to the Buyer of the cessation of such occurrence.

18. DISPUTES. The parties shall attempt to resolve all disputes and disagreements arising under or relating to this Agreement through negotiation. If the parties are not able to reach a resolution after reasonable, good faith efforts, the matter (excluding claims under Article 13, Patent Indemnity) shall be referred to mediation, before and as a condition precedent to the initiation of any adjudicative action or proceeding. In the event that such dispute or disagreement is not resolved through mediation, then it shall be submitted to arbitration upon the request of one party after the service of that request on the other party. Pending resolution of any such dispute, Seller shall diligently perform all work called for by this Agreement.

                                     EXHIBIT C:
                              SCHEDULE FOR DEVELOPMENT

--------------------------------------------------------------------------------------------------------------------------------
   TYPE                    SPEC'S*          ALPHA             ALPHA          ALPHA       ALPHA      BETA        BETA        BETA
   (GHz)                   (SCD's)          XCVR              SYNTH          FILTER       ODU      MODULE       ODU        SYSTEM
                                            MODULE           MODULE          MODULE       TEST      TEST        TEST        TEST
--------------------------------------------------------------------------------------------------------------------------------
    7/8    RESPONSIBLE:      [*]             [*]               [*]            [*]         [*]        [*]        [*]          [*]
            BY (Date):       [*]             [*]               [*]            [*]         [*]        [*]        [*]          [*]
--------------------------------------------------------------------------------------------------------------------------------
  10/11    RESPONSIBLE:      [*]             [*]               [*]            [*]         [*]        [*]        [*]          [*]
            BY (Date):       [*]             [*]               [*]            [*]                    [*]        [*]          [*]
--------------------------------------------------------------------------------------------------------------------------------
     15    RESPONSIBLE:      [*]             [*]               [*]            [*]         [*]        [*]        [*]          [*]
            BY (Date):       [*]             [*]               [*]            [*]                    [*]        [*]          [*]
--------------------------------------------------------------------------------------------------------------------------------


* THE DATES IN THE SPEC'S COLUMN MEANS COMPLETION OF ALL REQUIRED SPECIFICATIONS FOR THE RESPECTIVE FREQUENCY BAND BY THE DATE GIVEN.
NOTE:     ALL DATES SHOWN ABOVE ARE COMPLETION DATES FOR EACH OF THE RESPECTIVE
PHASES

---------------
[*] OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                     EXHIBIT D:


                                   BETA PRICING:


   Qty             ODU Unit Price
   [*]                 $[*]
                    Total $[*]


PRODUCTION PRICING

                    1ST YEAR          2ND YEAR
     QTY              [*]               [*]
    PRICE            $[*]              $[*]
     NRE             $[*]              $[*]
     STE             $[*]              $[*]
  UNIT COST          $[*]              $[*]
YEARLY PRICE         $[*]              $[*]
               Beta total              $[*]
                 TOTAL                 $[*]